Exhibit 21

HouseRaising, Inc.
SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of the registrant as of March 15, 2007. The state/place of incorporation or organization is noted in parentheses.

HouseRaisingAcademy, LLC (N.C. LLC)—8/9/2005
HouseRaisingMembership, LLC (N.C. LLC) —6/23/2006
HouseRaisingRealty, LLC (N.C. LLC)—12/12/2006
HouseRaising Disaster Relief, LLC (N.C. LLC)—6/15/2006
HouseRaisingUSA, LLC (Delaware LLC)—7/22/2003
HouseRaising of Georgia, LLC (G.A. LLC)—11/20/2006
HouseRaising of the Carolinas, LLC (N.C. LLC)—10/17/2006
HouseRaising of the Gulf Coast, LLC (M.S. LLC)—10/24/2006
HouseRaising of Louisiana, LLC (L.A. LLC)—1/13/2006
Trojan Custom Homes, LLC (L.A. LLC)—2/2/2007 (50% owned)
HouseRaising of Greater Charlotte, LLC (N.C. LLC)—5/23/2003
HouseRaising of Charleston, LLC (S.C. LLC)—2/23/2005
HouseRaising of Columbia, LLC (S.C. LLC)—2/23/2005
HouseRaising of Greenville, LLC (S.C. LLC)—2/23/2005
HouseRaising of Myrtle Beach, LLC (S.C. LLC)—2/23/2005
Barrow-Hundley Homes, LLC (N.C. LLC)—1/30/2007 (50% owned)
Freeman Custom Homes, LLC (S.C. LLC)—PENDING (50% owned)
Goodin Homes, LLC (N.C. LLC)—11/27/2006 (50% owned)
Harris Homes, LLC (N.C. LLC)—1/30/2007 (50% owned)
Hawn Homes, LLC (N.C. LLC)—1/30/2007 (50% owned)
West Custom Homes, LLC (N.C. LLC)—2/9/2007 (50% owned)
White Homes, LLC (S.C. LLC)—2/13/2007 (50% owned)
Robinson Custom Homes LLC (N.C. LLC)—PENDING (50% owned)
HouseRaisingManagement, LLC (N.C. LLC)—dissolved 2/23/07
HouseRaising of Asheville, LLC (N.C. LLC)—dissolved 2/23/07
HouseRaising of Wilmington, LLC (N.C. LLC)—dissolved 2/23/07